                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         The Pepsi Bottling Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[PBG LOGO]

                         THE PEPSI BOTTLING GROUP, INC.
                                 One Pepsi Way
                                Somers, NY 10589

                                                                  March 31, 2003

Dear Fellow Shareholders:

     On behalf of your Board of Directors, we are pleased to invite you to attend the 2003 Annual Meeting of Shareholders of The Pepsi Bottling Group, Inc. (the "Company"). This meeting will be held on Wednesday, May 28, 2003, at 10:00 a.m. Eastern Daylight Time, at the Company's headquarters located at One Pepsi Way in Somers, New York.

     At this meeting, you will be asked to elect the Company's directors and approve the Board's selection of independent auditors to audit the Company's financial statements for 2003. The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

     If you plan to attend the meeting, please check the "Annual Meeting" box on your proxy card so that we may send you an admission card.

                                               Sincerely,

                                               /s/ John T. Cahill

                                               John T. Cahill
                                               Chairman of the Board and
                                               Chief Executive Officer

[PBG LOGO]

                         THE PEPSI BOTTLING GROUP, INC.
                                 One Pepsi Way
                             Somers, New York 10589
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

     The Pepsi Bottling Group, Inc. ("PBG" or the "Company") will hold its Annual Shareholders' Meeting at its headquarters at One Pepsi Way, Somers, New York, on Wednesday, MAY 28, 2003, at 10:00 A.M. Eastern Daylight Time to:

     -  Elect the Company's directors;

     - Approve the appointment of KPMG LLP as the Company's independent auditors; and

     - Transact any other business that may properly come before the Annual Meeting.

     If you own shares of PBG Capital Stock as of the close of business on March 31, 2003 (the Record Date), you can vote those shares by proxy or at the Annual Meeting. If you plan to attend the Annual Meeting, you must request an admission card by checking the appropriate box on your proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. THE HOLDERS OF RECORD OF OUTSTANDING SHARES OF THE COMPANY'S CAPITAL STOCK ENTITLED TO CAST A MAJORITY OF ALL VOTES AT THE ANNUAL MEETING MUST BE PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IN ORDER TO HOLD THE MEETING. ANY SHAREHOLDER RETURNING A PROXY MAY REVOKE IT AT ANYTIME BEFORE THE PROXY IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY EITHER A NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. THE POWERS OF THE PROXY HOLDERS WILL BE SUSPENDED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST, ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PREVIOUSLY GRANTED PROXY.

                                          By Order of the Board of Directors,

                                          /s/ Pamela C. McGuire
                                          Pamela C. McGuire
                                          Secretary

March 31, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION ABOUT THE MEETING.......................    1
Quorum and Voting Requirements..............................    1
Admission to Annual Meeting.................................    1
PROXY ITEM NO. 1 -- ELECTION OF DIRECTORS...................    2
Meetings of the Board of Directors..........................    3
Committees of the Board of Directors........................    3
Directors' Compensation.....................................    4
Section 16 Beneficial Ownership Reporting Compliance........    5
Stock Ownership of Certain Beneficial Owners................    5
Ownership of Common Stock by Directors and Executive
  Officers..................................................    6
EXECUTIVE COMPENSATION......................................    7
Summary of Cash and Certain Other Compensation..............    7
Stock Option Grants.........................................    8
Stock Option Exercises and Holdings.........................    8
Arrangements in Connection with the Retirement of Mr.
  Weatherup as Chairman of the Board........................    9
Pension Plan Table..........................................    9
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   10
Compensation Philosophy and Programs........................   10
Base Salaries...............................................   10
Annual Cash Incentives......................................   10
Long-Term Incentives........................................   11
Other Stock Programs........................................   11
2002 Compensation of the Chief Executive Officer............   11
Impact of Internal Revenue Code Section 162(m)..............   11
Summary.....................................................   11
REPORT OF THE AUDIT COMMITTEE...............................   12
INDEPENDENT PUBLIC ACCOUNTANTS..............................   13
PERFORMANCE GRAPH...........................................   14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   15
Stock Ownership and Director Relationships with PepsiCo.....   15
Agreements and Transactions with PepsiCo and Affiliates.....   15
PROXY ITEM NO. 2 -- APPROVAL OF AUDITORS....................   17
OTHER MATTERS...............................................   17
YEAR 2004 SHAREHOLDERS' PROPOSALS...........................   17
GENERAL.....................................................   17

THE PEPSI BOTTLING GROUP, INC.
Somers, New York 10589

                                                                  March 31, 2003

                                PROXY STATEMENT

                        FOR ANNUAL MEETING TO BE HELD ON
                                  MAY 28, 2003

     The Board of Directors of The Pepsi Bottling Group, Inc., a Delaware corporation ("PBG" or the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. Eastern Daylight Time, on Wednesday, May 28, 2003, at PBG's headquarters, One Pepsi Way, Somers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment of the Annual Meeting. We are sending this Proxy Statement in connection with the proxy solicitation.

     PBG will commence mailing this Proxy Statement to shareholders on or about April 7, 2003.

                     GENERAL INFORMATION ABOUT THE MEETING

     QUORUM AND VOTING REQUIREMENTS. The presence in person or by proxy of shareholders holding as of the Record Date (defined below) the outstanding shares of the Company's Capital Stock (defined below), which are entitled to cast a majority of all votes that could be cast at the Annual Meeting, will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees for directors. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter. If a shareholder holds shares through a broker, bank or other nominee, generally the nominee may vote the shares it holds in accordance with instructions received.

     Only shareholders of record at the close of business on March 31, 2003 are entitled to vote at the Annual Meeting. Any shareholder returning a proxy may revoke it at anytime before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations. Under Delaware law, no appraisal rights will be available to dissenters in connection with matters to be acted upon at the Annual Meeting.

     PBG Capital Stock includes both Common Stock and Class B Common Stock. At March 31, 2003 (the "Record Date"), there were 274,979,418 shares of PBG Common Stock outstanding and 100,000 shares of Class B Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. The holders of Class B Common Stock are entitled to 250 votes per share. All outstanding shares of Class B Common Stock are held by PepsiCo, Inc. ("PepsiCo").

     ADMISSION TO ANNUAL MEETING. If you are a registered owner and plan to attend the Annual Meeting in person, please check the "Annual Meeting" box on the proxy so that we may send you an admission card. A beneficial owner who plans to attend the Annual Meeting may obtain an admission ticket in advance by sending a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company's transfer agent, The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: Stock Transfer Administration Department. Admittance to the Annual Meeting will be based upon availability of seating.

     Shareholders who do not present admission tickets at the Annual Meeting will be admitted upon verification of ownership at the admissions desk.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Board of Directors proposes the following ten nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

     LINDA G. ALVARADO, 50, was elected to PBG's Board in March 1999. She is the President and Chief Executive Officer of Alvarado Construction, Inc., a general contracting firm specializing in commercial, industrial, environmental and heavy engineering projects, a position she assumed in 1976. Ms. Alvarado is also a director of Pitney Bowes, Inc., Qwest Communications International, Inc., Lennox International and 3M Company.

     BARRY H. BERACHA, 61, was elected to PBG's Board in March 1999. He has been the Chief Executive Officer of Sara Lee Bakery Group since August 2001. Previously, Mr. Beracha was the Chairman of the Board and Chief Executive Officer of The Earthgrains Company from 1993 to August 2001. Earthgrains was formerly part of Anheuser-Busch Companies, where Mr. Beracha served from 1967 to 1996. From 1979 to 1993, he held the position of Chairman of the Board of Anheuser-Busch Recycling Corporation. From 1976 to 1995, Mr. Beracha was also Chairman of the Board of Metal Container Corporation. Mr. Beracha is also a director of St. Louis University and McCormick & Co., Inc.

     JOHN T. CAHILL, 45, was elected to PBG's Board in January 1999 and became Chairman of the Board in January 2003. He has been our Chief Executive Officer since September 2001. Previously, Mr. Cahill served as our President and Chief Operating Officer. Mr. Cahill served as our Executive Vice President and Chief Financial Officer prior to becoming our President and Chief Operating Officer in August 2000. He was Executive Vice President and Chief Financial Officer of the Pepsi-Cola Company from April 1998 to November 1998. Prior to that, Mr. Cahill was Senior Vice President and Treasurer of PepsiCo, having been appointed to that position in April 1997. In 1996, he became Senior Vice President and Chief Financial Officer of Pepsi-Cola North America. Mr. Cahill joined PepsiCo in 1989 and held several other senior financial positions through 1996.

     IRA D. HALL, 58, was elected to the Board at PBG's Board meeting in March 2003. Mr. Hall has been the Chief Executive Officer of Utendahl Capital Management, L.P. since 2002. From 1999 to 2001, he was Treasurer of Texaco Inc. and General Manager, Alliance Management for Texaco Inc. from 1998 to 1999. From 1985 to 1998, Mr. Hall held several positions with International Business Machines. Mr. Hall is also a director of Imagistics International, Inc., The Reynolds and Reynolds Company and TECO Energy, Inc.

     THOMAS H. KEAN, 67, was elected to PBG's Board in March 1999. Mr. Kean has been the President of Drew University since 1990 and was the Governor of the State of New Jersey from 1982 to 1990. Mr. Kean is also a director of Amerada Hess Corporation, Aramark Corporation, Fiduciary Trust Company International and UnitedHealth Group, Inc. Mr. Kean is also Chairman of The National Commission on Terrorist Attacks upon the United States.

     SUSAN D. KRONICK, 51, was elected to PBG's Board in March 1999. Ms. Kronick became Vice Chairman of Federated Department Stores in February 2003. Previously, she had been Group President of Federated Department Stores since April 2001. From 1997 to 2001, Ms. Kronick was the Chairman and Chief Executive Officer of Burdines, a division of Federated Department Stores. From 1993 to 1997, Ms. Kronick served as President of Federated's Rich's/Lazarus/Goldsmith's division. She spent the previous 20 years at Bloomingdale's, where her last position was as Senior Executive Vice President and Director of Stores.

     BLYTHE J. MCGARVIE, 46, was elected to the Board at PBG's Board meeting in March 2002. Ms. McGarvie is President of Leadership for International Finance, a private consulting firm. From 1999 to December 2002, Ms. McGarvie was Executive Vice President and Chief Financial Officer of BIC Group. From 1994 to 1999, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co. Ms. McGarvie is a Certified Public Accountant and has also held senior financial positions at Sara Lee Corporation, Kraft General Foods, Inc. and Pizza Hut, Inc. Ms. McGarvie is also a director of Accenture Ltd.

     MARGARET D. MOORE, 55, was elected to PBG's Board in January 2001. Ms. Moore is Senior Vice President, Human Resources of PepsiCo, a position she assumed at the end of 1999. From November 1998 to December 1999, she was Senior Vice President and Treasurer of PBG. Prior to joining PBG, Ms. Moore spent 25 years with PepsiCo in a number of senior financial and human resources positions.

     CLAY G. SMALL, 53, was elected to PBG's Board in May 2002. Mr. Small is Senior Vice President and General Counsel of Frito-Lay, Inc., a subsidiary of PepsiCo. Mr. Small joined PepsiCo as an attorney in 1981. He served as Vice President and Division Counsel of the Pepsi-Cola Company from 1983 to 1987 and Senior Vice President and General Counsel of Pizza Hut, Inc. from 1987 to 1997.

     CRAIG E. WEATHERUP, 57, was elected to PBG's Board in January 1999. He was Chairman of the Board of PBG from March 1999 to January 2003. Mr. Weatherup retired as Chairman of the Board in 2003, but continues to serve on the Board as a non-employee director. Mr. Weatherup was also the Chief Executive Officer of PBG from March 1999 to September 2001. He served on the Board of Directors of PepsiCo from 1996 until March 1999. Prior to becoming Chairman and Chief Executive Officer of PBG, he had served as Chairman and Chief Executive Officer of the Pepsi-Cola Company since July 1996. He was appointed President of the Pepsi-Cola Company in 1988, President and Chief Executive Officer of Pepsi-Cola North America in 1991, and served as PepsiCo's President in 1996. Mr. Weatherup is also a director of Federated Department Stores, Inc. and Starbucks Corporation.

     If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the present Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

     MEETINGS OF THE BOARD OF DIRECTORS. PBG's Board of Directors held five regular meetings and three telephonic meetings during fiscal year 2002. Attendance by incumbent directors at all Board and Committee meetings was approximately 94%.

     COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has three standing committees: Audit and Affiliated Transactions, Compensation and Management Development (including a Compensation Subcommittee consisting solely of "outside directors" the "Compensation Subcommittee"), and Nominating and Corporate Governance.

     The Audit and Affiliated Transactions Committee consists of Susan D. Kronick, Blythe J. McGarvie and Barry H. Beracha, who serves as Chairperson, all of whom have been determined by the Board of Directors to be independent (as independence is defined under the New York Stock Exchange listing standards). The Audit and Affiliated Transactions Committee's primary responsibilities are to: (i) oversee the Company's financial reporting processes and policies and internal control systems, including review of the Company's quarterly and annual financial statements; (ii) review and monitor the performance and independence of the Company's independent auditors and the performance of the internal auditing department; (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board; (iv) recommend the appointment of PBG's independent auditors to the Board of Directors (subject to shareholder ratification) and (v) evaluate, and where appropriate, replace PBG's independent auditors. The Audit and Affiliated Transactions Committee also reviews transactions between the Company and PepsiCo, or any entity in which PepsiCo has a 20% or greater interest, that are outside the ordinary course of business and have a value of more than $10 million. The Audit and Affiliated Transactions Committee held four regular meetings and two telephonic meetings during fiscal 2002. At each regular meeting in fiscal 2002, the Audit and Affiliated Transactions Committee met with KPMG LLP, the Company's independent auditors, in executive session. In addition, the Audit and Affiliated Transactions Committee met once with PBG's Director of Internal Audit and once with PBG's Chief Financial Officer in fiscal 2002.

     The Compensation and Management Development Committee consists of Linda G. Alvarado, Barry H. Beracha, Thomas H. Kean, Blythe J. McGarvie, Margaret D. Moore, Clay G. Small and Susan D. Kronick, who serves as Chairperson. The Compensation and Management Development Committee's responsibilities include:
(i) reviewing the Company's compensation and benefits philosophy; (ii) approving and, where appropriate, recommending to the shareholders for approval annual and long-term executive compensation programs or any changes in such plans; (iii) evaluating, in conjunction with the Nominating and Corporate Governance Committee, the performance of both the Chairman and the CEO and approving both the Chairman's and the CEO's base salary; (iv) evaluating the performance of the other executive officers and approving their base salaries; (v) approving the aggregate amount for annual bonus awards; (vi) approving awards under stock-based plans (other than to both the Chairman and the CEO and other named executive officers); and (vii) reviewing senior management succession planning.

     In addition, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and Rule 16b-3 of the Securities Exchange Act of 1934, the Board of Directors has established a Compensation Subcommittee, consisting of Linda G. Alvarado, Barry H. Beracha, Thomas H. Kean, Blythe J. McGarvie and Susan D. Kronick, all of whom are "outside" and "non-employee" directors. The Compensation Subcommittee's responsibilities include: (i) administering PBG's annual and long-term executive compensation plans with respect to the Company's executive officers, including both the Chairman and the CEO, and other executives deemed covered by Section 162(m) of the Code (the "Covered Executives"); (ii) approving performance goals, maximum awards and payout schedules for annual incentive awards for the Covered Executives; (iii) certifying performance and approving annual incentive awards for the Covered Executives; and (iv) approving awards of long-term incentives to the Covered Executives. The Compensation and Management Development Committee and the Compensation Subcommittee each held three meetings during fiscal 2002.

     The Nominating and Corporate Governance Committee consists of Linda G. Alvarado and Thomas H. Kean, who serves as Chairperson. The Nominating and Corporate Governance Committee's responsibilities include: (i) identifying candidates for future Board membership and proposing criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting; (ii) periodically assessing and reporting to the Board on Board performance and effectiveness; (iii) periodically reviewing and making recommendations to the Board concerning the composition, size and structure of the Board and its Committees; (iv) periodically reviewing and recommending the compensation for non-employee directors; and (v) in conjunction with the Compensation and Management Development Committee, advising the Board in its periodic evaluation of both the Chairman's and the CEO's performance. The Nominating and Corporate Governance Committee held one meeting during fiscal 2002. The Committee does not solicit director nominations, but will consider recommendations sent to the Secretary of The Pepsi Bottling Group, Inc. at One Pepsi Way, Somers, New York, 10589.

     DIRECTORS' COMPENSATION. Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors receive a one-time grant of $25,000 in restricted shares of PBG Common Stock upon joining the Board of Directors. This grant may be converted to phantom stock and deferred until the director leaves the Board. For 2002, non-employee directors also received an annual grant of options to purchase PBG Common Stock in the face amount of $275,000. Options are granted at fair market value and may be exercised for up to ten years while a director is serving on the Board (the full ten-year term also applies in the case of death or disability). Non-employee directors have a one-time opportunity to convert options into PBG Common Stock at a ratio of three options for each share. Converted shares may in turn be deferred as phantom stock for a minimum period of two years.

     Beginning in 2003, non-employee directors will receive an annual grant of options to purchase PBG Common Stock in the face amount of $300,000 and an annual cash retainer of $50,000. This retainer will be made in quarterly cash payments. In addition, Committee chairs will receive an additional annual $10,000 which will also be made in quarterly cash payments.

     Non-employee directors do not receive retirement, health or life insurance benefits. They are, however, eligible to participate in PBG's charitable gift match program whereby certain charitable donations of up to an aggregate of $10,000 are matched annually.

     SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Capital Stock of the Company held by such persons. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during fiscal 2002.

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. Based on Schedule 13G filings, shareholders holding more than 5% of PBG Capital Stock as of February 21, 2003, are:

NAME AND ADDRESS                                                  NUMBER OF SHARES     PERCENT
OF BENEFICIAL OWNER                         TITLE OF CLASS       BENEFICIALLY OWNED    OF CLASS
-------------------                      --------------------    ------------------    --------
(1)  PepsiCo, Inc.(1)..................  Class B Common Stock           100,000           100%
     700 Anderson Hill Road
                                         Common Stock               105,911,358          38.0%(3)
     Purchase, NY 10577

(2)  Wellington Management Company,      Common Stock                16,578,125           5.9%(3)
     LLP(2)............................
     75 State Street
     Boston, MA 02109

---------------
(1) PepsiCo reported its beneficial ownership as of December 29, 2001 on a
    Schedule 13G filed with the SEC. The filing indicates that PepsiCo has sole voting power for 106,011,358 shares (for combined Class B Common Stock and Common Stock), shared voting power for 0 shares, sole dispositive power for 106,011,358 shares (for combined Class B Common Stock and Common Stock) and shared dispositive power for 0 shares.

(2) Wellington Management Company, LLP ("WMC") reported its beneficial ownership as of December 31, 2002 on a Schedule 13G filed with the SEC. The filing indicates that WMC has sole voting power for 0 shares, shared voting power for 12,008,075 shares, sole dispositive power for 0 shares and shared dispositive power for 16,578,125 shares.

(3) Percentages are calculated based upon the number of outstanding shares of PBG Common Stock as of February 21, 2003.

     OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows, as of February 21, 2003, the shares of PBG Common Stock beneficially owned by (i) each director (including nominees), (ii) each executive officer of the Company named in the Summary Compensation Table, and
(iii) all directors and executive officers as a group. Except as otherwise noted, each of the following persons has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or her. PBG's internal stock ownership guidelines call for key senior executives to own PBG Common Stock (or deferral plan units) with a value ranging from 1 to 5 times their base salary (depending on position) within five years from the date of their election or appointment.

                                              NUMBER OF
                                                SHARES
NAME OF INDIVIDUAL OR                        BENEFICIALLY      DEFERRAL                  PERCENT
NUMBER OF PERSONS IN GROUP                     OWNED(1)        PLANS(2)       TOTAL      OF CLASS
--------------------------                   ------------     ----------    ---------    --------
Linda G. Alvarado..........................      55,100          6,998         62,098         (3)
Barry H. Beracha...........................      73,748              0         73,748         (3)
Ira D. Hall(4).............................           0              0              0         (3)
Thomas H. Kean.............................      57,100          6,998         64,098         (3)
Susan D. Kronick...........................      69,290          2,174         71,464         (3)
Blythe J. McGarvie.........................      14,684            980         15,664         (3)
Margaret D. Moore..........................     292,768(5)(6)   21,510        314,278         (3)
Clay G. Small..............................       2,862(6)           0          2,862         (3)
John T. Cahill.............................   1,336,739        101,320      1,438,059         (3)
Alfred H. Drewes...........................      96,395          4,208        100,603         (3)
Eric J. Foss...............................     803,275         26,095        829,370         (3)
Pamela C. McGuire..........................     698,182              0        698,182         (3)
Craig E. Weatherup.........................   3,622,105              0      3,622,105     1.3 %
All directors and executive officers as a
  group (15 PERSONS).......................   7,515,123        170,283      7,685,406     2.7 %

---------------
 (1) Includes vested stock options and stock options that will become exercisable within 60 days.

 (2) Units denominated as PBG phantom stock under deferred compensation arrangements.

 (3) Ownership percentage is less than 1% of the total amount of PBG Common Stock outstanding as of February 21, 2003.

 (4) Mr. Hall was elected to the Board of Directors at PBG's Board meeting in March 2003.

 (5) Includes 2,000 shares of PBG Common Stock held indirectly through children.

 (6) Ms. Moore and Mr. Small each disclaims any beneficial ownership that she or he may have in PepsiCo's shares of PBG Capital Stock.

                             EXECUTIVE COMPENSATION

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table provides information on compensation earned and stock options awarded for the years indicated by PBG to our Chief Executive Officer and four other most highly compensated executive officers as of the end of the Company's 2002 fiscal year in accordance with the rules of the SEC. These five individuals are referred to in this proxy statement as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                               AWARDS      PAYOUTS
                                                                             ----------------------
                                          ANNUAL COMPENSATION                SECURITIES
                              --------------------------------------------     UNDER-
                                                              OTHER ANNUAL      LYING        LTIP      ALL OTHER
                                                              COMPENSATION     OPTIONS     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)    BONUS($)        ($)            (#)         ($)          ($)
---------------------------   ----   ---------   ----------   ------------   -----------   --------   ------------
John T. Cahill..............  2002   $721,154    $  681,500     $ 32,227(1)     287,129    $      0    $    6,843(2)
  Chief Executive Officer     2001    636,712       870,000       12,566        739,300     442,200         6,821
                              2000    539,904       811,320       14,139        240,000           0         6,800

Craig E. Weatherup..........  2002    920,000     1,000,000      164,149(3)           0(4)        0         9,277(2)
  Chairman of the Board       2001    909,231     1,315,000      142,900      1,270,770           0        11,188
                              2000    858,654     1,488,000       67,500              0           0        32,060

Alfred H. Drewes............  2002    355,923       217,550       13,060(5)     113,109     218,962(6)       6,338(7)
  Senior Vice President       2001    175,000       268,090        7,522        135,758           0             0
  and Chief Financial         2000
  Officer

Eric J. Foss................  2002    458,462       366,560       34,902(8)     145,743           0         6,338(7)
  President, North America    2001    416,923       460,360      154,565        385,364           0         6,800
                              2000    350,385       436,310       46,477        136,533           0         6,800

Pamela C. McGuire...........  2002    318,769       210,000       17,660(5)     101,386           0         6,031(7)
  Senior Vice President,      2001    310,154       271,130       11,074        150,362           0         6,380
  General Counsel and         2000    301,923       323,700       11,515        117,333           0         6,800
  Secretary

---------------
 (1) This amount reflects (i) benefits from the use of corporate transportation;
     (ii) payment of executive's tax liability with respect to certain Company provided perquisites and (iii) reimbursement for appropriate tax-related expenses.

 (2) This amount reflects (i) a standard Company matching contribution in PBG Common Stock to the executive's 401(k) account and (ii) premium amounts of $119.89 and $1,323.42, for Messrs. Cahill and Weatherup, respectively, imputed as income in connection with their waiver of rights to future compensation payments under the Company's executive income deferral plan and the arrangement entered into by the Company whereby such waived amounts were used for the purpose of purchasing insurance for their benefit and that of their designated beneficiaries, as previously disclosed in our 2002 proxy statement.

 (3) This amount reflects benefits from the use of corporate transportation.

 (4) Mr. Weatherup did not receive a long-term incentive award for 2002; however, he received a grant of stock options in 2001.

 (5) This amount reflects payment of executive's tax liability with respect to certain Company provided perquisites.

 (6) This amount reflects the cash payout of a variable award granted in 1999 based, in part, upon PBG performance targets pre-established by the Compensation Subcommittee.

(7) This amount reflects a standard Company matching contribution in PBG Common Stock to the executive's 401(k) account.

(8) This amount reflects (i) benefits from the use of corporate transportation and (ii) reimbursement for appropriate tax-related expenses.

     STOCK OPTION GRANTS. The following table presents information with respect to stock option grants that were made during the fiscal year ended December 28, 2002 to each of the named executive officers. All options granted by the Company in 2002 were non-qualified stock options, and no stock appreciation rights were granted in 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                         ----------------------------------
                         NUMBER OF    % OF TOTAL                           POTENTIAL REALIZABLE VALUE
                         SECURITIES    OPTIONS                               AT ASSUMED ANNUAL RATES
                           UNDER-     GRANTED TO   EXERCISE                OF STOCK PRICE APPRECIATION
                           LYING      EMPLOYEES    OR BASE                       FOR OPTION TERM
                          OPTIONS     IN FISCAL     PRICE     EXPIRATION   ---------------------------
NAME                     GRANTED(#)    YEAR(1)      ($/SH)       DATE        5%($)(2)      10%($)(2)
----                     ----------   ----------   --------   ----------   ------------   ------------
John T. Cahill.........    287,129(3)     4.5%      $25.25     03/29/12    $ 4,559,491    $11,554,644
Craig E. Weatherup.....          0        0.0          N/A          N/A            N/A            N/A
Alfred H. Drewes.......    113,109(3)     1.8        25.25     03/29/12      1,796,124      4,551,732
Eric J. Foss...........    145,743(3)     2.3        25.25     03/29/12      2,314,339      5,864,989
Pamela C. McGuire......    101,386(3)     1.6        25.25     03/29/12      1,609,968      4,079,975

---------------
(1) Approximately 6.4 million options to purchase PBG Common Stock were granted primarily to key employees in 2002. This amount also includes (i) initial acquisition grants to key employees in Turkey and Mexico and (ii) a broad-based grant to front-line employees in Spain and Greece.

(2) The 5% and 10% rates of appreciation are based on a ten-year option term and were specified by the SEC. These rates are not intended to forecast future appreciation, if any, of PBG Common Stock.

(3) Amounts reflect standard annual stock option award exercisable as follows:
    25% on March 30, 2003; 25% on March 30, 2004 and 50% on March 30, 2005.

     STOCK OPTION EXERCISES AND HOLDINGS. No company-granted options were exercised during the last fiscal year by the named executive officers. The following table presents information with respect to the status and current value of unexercised stock options held as of December 28, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES(1)

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                SHARES                         OPTIONS AT FY-END(#)          MONEY OPTIONS AT FY-END($)
                              ACQUIRED ON      VALUE      -------------------------------   -----------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE       UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                          -----------   -----------   -----------       -------------   ------------   --------------
John T. Cahill..............       0             0           836,419          1,198,270     $11,564,614     $ 6,304,242
Craig E. Weatherup..........       0             0         2,694,684            750,000      33,174,682       3,712,500
Alfred H. Drewes............       0             0            33,940            214,927         163,761         513,894
Eric J. Foss................       0             0           518,419            562,276       6,639,166       3,289,917
Pamela C. McGuire...........       0             0           463,334            310,036       6,210,043       2,358,424

---------------
(1) The closing price for a share of PBG Common Stock on December 27, 2002, the last trading day prior to PBG's fiscal year end, was $25.45.

ARRANGEMENTS IN CONNECTION WITH THE RETIREMENT OF MR. WEATHERUP AS CHAIRMAN OF THE BOARD.

     Upon Mr. Weatherup's retirement as Chairman of the Board in January 2003, Mr. Weatherup vested automatically in a pro rata portion of the stock options granted under his 2001 Employee Stock Option Agreement (the "Agreement") in accordance with the terms of the Agreement. This pro rata amount was determined by reference to the number of days Mr. Weatherup worked during the three-year vesting period for the options beginning on the date they were granted.

     In recognition of Mr. Weatherup's thoughtfully designed and well-executed succession plan and other outstanding achievements during his career, the Compensation Subcommittee, pursuant to its authority under the terms of the 2000 PBG Long-Term Incentive Plan, approved an amendment to Mr. Weatherup's Agreement which accelerated the vesting of 390,399 stock options that would not have otherwise vested upon his retirement. In addition, the Company has agreed to provide Mr. Weatherup with secretarial support and office space during his tenure as a director of the Company.

                               PENSION PLAN TABLE

     The Company has adopted the PBG Salaried Employees Retirement Plan and the PBG Pension Equalization Plan. The annual benefits payable under these pension plans to employees with five or more years of service at age 65 are, for the first 10 years of credited service, 30% of the employee's highest consecutive five-year average annual earnings plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years) in the case of the PBG Salaried Employees Retirement and Pension Equalization Plans. Under PBG's plans, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2003, for the following pay classifications and years of service are expected to be:

                                   YEARS OF SERVICE
              ----------------------------------------------------------
REMUNERATION     15         20          25           30           35
------------  --------   --------   ----------   ----------   ----------
 $  250,000   $ 84,598   $ 96,130   $  107,663   $  119,195   $  130,728
    500,000    172,098    196,130      220,163      244,195      268,228
    750,000    259,598    296,130      332,663      369,195      405,728
  1,000,000    347,098    396,130      445,163      494,195      543,228
  1,250,000    434,598    496,130      557,663      619,195      680,728
  1,500,000    522,098    596,130      670,163      744,195      818,228
  1,750,000    609,598    696,130      782,663      869,195      955,728
  2,000,000    697,098    796,130      895,163      994,195    1,093,228
  2,250,000    784,598    896,130    1,007,663    1,119,195    1,230,728
  2,500,000    872,098    996,130    1,120,163    1,244,195    1,368,228

     The pay covered by the pension plans noted above is based on the salary and bonus shown in the Summary Compensation Table on page 7 for each of the named executive officers. The years of credited service as of January 1, 2003 for the named executive officers are as follows: 29 years for Mr. Weatherup; 14 years for Mr. Cahill; 21 years for Mr. Foss; 26 years for Ms. McGuire; and 21 years for Mr. Drewes.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee (the "Committee") is responsible for providing thought leadership in the development of a compensation and benefits philosophy that drives the Company's performance and shareholder value.

     COMPENSATION PHILOSOPHY AND PROGRAMS. PBG is focused on maximizing value for its shareholders by consistently delivering superior business results. The Committee's goal is to ensure that PBG's executive compensation programs are designed to enable the Company to attract, retain, and motivate global executive talent whose performance is critical to the Company's success. PBG's executive compensation programs provide key employees with the opportunity to receive fixed and variable pay through annual and long-term incentives. These programs were developed based on the following principles:

     - Align the interests of shareholders, the Company, and executives by placing particular emphasis on long-term stock based programs that foster a strong relationship between shareholder return and executive compensation.

     - Attract and retain key talent by providing a total compensation package that is competitive within our industry, rewards executives for superior performance and builds employee wealth over the long-term.

     - Develop programs that are (i) appropriate within our financial structure; and (ii) simple and straightforward so that employees have a clear understanding of the business results required to earn variable pay.

     In addition, the Committee periodically examines annual and long-term compensation levels for executives against a peer group made up of comparably sized companies from the consumer goods, bottling, retail and service industries. Two of these companies are included in the Bottling Group Index described in the Performance Graph section on page 15. The Committee believes that targeting compensation at a level comparable to this group of companies appropriately reflects the labor market for the Company's executives.

     PBG's executives are eligible for three compensation components: (1) base salary, (2) annual cash incentives, and (3) long-term incentives.

     BASE SALARIES. The Company's executive salary structure is based on broad salary bands. Executive base pay generally is targeted at the 75th percentile of the peer group and adjusted to reflect local market conditions. Individual base salaries are determined based on a targeted pay level for each position within each salary band. Annual increases are based on individual performance, experience and responsibilities, and reflect the Company's philosophy of paying for performance against underlying job accountabilities.

     ANNUAL CASH INCENTIVES. Executive officers are eligible to receive annual cash incentives under the Executive Incentive Compensation Plan ("EICP"). The EICP's objectives are to support the attainment of the Company's business goals by placing a substantial percent of an executive officer's pay at risk. Under the EICP, and in order to ensure compliance under Section 162(m) of the Code, the Compensation Subcommittee (comprised entirely of "outside directors") determines the annual incentive targets for the named executive officers. In January 2002, the Compensation Subcommittee established incentive targets for the named executive officers based entirely on the Company's worldwide earnings before interest, taxes, depreciation and amortization ("EBITDA"). No payment can be made to the named executive officers unless a minimum level of EBITDA is achieved. In January 2003, the Compensation Subcommittee certified the Company's actual EBITDA performance, compared that performance to the pre-determined EBITDA targets and determined the applicable maximum individual award. The Compensation Subcommittee then exercised its discretion, based on additional pre-determined financial factors, to decrease (but not increase) the amount payable to each named executive officer.

     Other executives receive annual cash incentives under a bonus plan that includes specific goals for each organizational unit reflective of the Company's team-based approach. The goals for 2002 for the Company's headquarters executives were based on a combination of worldwide EBITDA and volume. The goals for non-headquarters executives were based on volume and profit performance at the local level. Individual payouts were based on an executive's bonus target and attainment of applicable goals.

     LONG-TERM INCENTIVES. The Company provides long-term incentives through its Long-Term Incentive Plans (collectively "LTIP"). These long-term incentives may include non-qualified stock options, performance units, incentive stock options, stock appreciation rights, and restricted stock grants. The objective of the LTIP is to provide a long-term focus that links executive compensation to the creation of shareholder value and balances the short-term focus of the annual incentives and base pay. Non-qualified stock options are the primary long-term incentive vehicle of the Company. Individual grants are tied to an executive's salary band and current base salary and generally are targeted at the 75th percentile of the peer group.

     OTHER STOCK PROGRAMS. The Committee has established stock ownership guidelines for the Company's key senior executives. The guidelines vary from one to five times annual salary. Ownership levels are measured annually and affected employees must meet or exceed the guidelines within five years of implementation.

     2002 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In 2002, Mr. Cahill received a base salary increase of $25,000 bringing his base salary to $725,000.

     In determining Mr. Cahill's bonus, after the Compensation Subcommittee certified the Company's EBITDA performance and determined the maximum award payable to Mr. Cahill based on the pre-determined EBITDA targets, the Compensation Subcommittee exercised its discretion to decrease the amount payable to him by considering additional pre-determined financial and non-financial measures. The additional financial measures for 2002 were based on worldwide EBITDA and volume. The non-financial measures included: (i) developing and implementing the Company's strategic plan and (ii) building acquisition strategy and capability. After evaluating the attainment of both financial and non-financial measures, the Compensation Subcommittee awarded Mr. Cahill a bonus of $681,500.

     Mr. Cahill received an annual stock option award under PBG's Long-Term Incentive Plan reflective of his role and responsibilities.

     IMPACT OF INTERNAL REVENUE CODE SECTION 162(M). Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Committee and the Compensation Subcommittee believe the EICP and LTIP satisfy the requirements for exemption under Internal Revenue Code
Section 162(m). Payments made under these plans are generally expected to qualify as performance-based compensation and to constitute the majority of aggregate incentive payments for the named executive officers.

     For 2002, the annual salary paid to Mr. Weatherup, Mr. Cahill and the other named executive officers was in each case less than one million dollars. The 2002 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible when paid. The stock option awards made to executive officers under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million-dollar limit. Due to the Company's focus on performance-based compensation plans and continued deferral of compensation by certain executive officers, the Committee expects to continue to qualify most compensation paid to the group as tax deductible.

     SUMMARY. The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee stock ownership. The Committee feels that the awards made in 2002 were competitive and appropriate, and serve shareholders' long-term interests.

Respectfully submitted,
The Compensation and Management Development Committee

  Susan D. Kronick (Chairperson)    Blythe J. McGarvie
  Linda G. Alvarado                 Margaret D. Moore
  Barry H. Beracha                  Clay G. Small
  Thomas H. Kean

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") of the Company's Board of Directors is composed of three directors, Barry H. Beracha (Chairperson), Susan D. Kronick and Blythe J. McGarvie that have been determined by the Board of Directors to be independent (as independence is defined under the New York Stock Exchange listing standards). The Committee operates under a written charter adopted by the Board of Directors, which was attached as an appendix to the Proxy Statement for the 2001 annual meeting of shareholders. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and KPMG LLP, the independent auditing firm for the Company, including discussions with KPMG in executive session. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. The Committee also discussed with management and KPMG LLP the process used for certifications by our Chief Executive Officer and Chief Financial Officer which is required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of our filings with the SEC. The Committee discussed with KPMG LLP matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

     KPMG LLP also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG LLP that firm's independence.

     Based on discussions with management and KPMG LLP and review of the representations of management and the report of the independent auditors, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002 to be filed with the SEC.

Respectfully submitted,
The Audit and Affiliated Transactions Committee

                                  Barry H. Beracha (Chairperson)
                                  Susan D. Kronick
                                  Blythe J. McGarvie

                         INDEPENDENT PUBLIC ACCOUNTANTS

     In addition to retaining KPMG LLP to audit our consolidated financial statements for 2003, the Company and its affiliates retained KPMG LLP, as well as other accounting and consulting firms, to provide various consulting services in 2003, and expect to continue to do so in the future. The aggregate fees billed for professional services by KPMG LLP in 2002 were as follows.

     Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of PBG's consolidated financial statements for the fiscal year ended December 28, 2002, and the reviews of its interim financial statements included in PBG's Forms 10-Q were approximately $4.5 million, including all statutory audits.

     Financial Information Systems Design and Implementation Fee. There were no fees billed by KPMG LLP for services rendered in connection with PBG's financial information systems design and implementation during the fiscal year ended December 28, 2002.

     All Other Fees. The aggregate amount of all fees billed for services rendered to PBG by KPMG LLP for the fiscal year ended December 28, 2002 (other than the audit fees described above) were approximately $1.3 million, primarily related to due diligence work on acquisitions, audits of employee benefit plans and other audit related services.

     The Audit Committee has determined that the provision of all non-audit services performed for PBG by KPMG LLP is compatible with maintaining that firm's independence.

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Stock Index and to an index of peer companies selected by the Company (the "Bottling Group Index"). The Bottling Group Index consists of Coca-Cola Amatil Limited, Coca-Cola Bottling Co. Consolidated, Coca-Cola Enterprises Inc., Panamerican Beverages, Inc. and PepsiAmericas, Inc. The graph assumes the return on $100 invested on March 31, 1999, the day the shares of PBG Common Stock began trading on the New York Stock Exchange, to December 28, 2002, the last day of the Company's fiscal year. The returns of each member of the Bottling Group Index are weighted according to each member's stock market capitalization as of the beginning of the period measured and includes the subsequent reinvestment of dividends on a quarterly basis.

                               [Performace Graph]

                       DECEMBER 25, 1999   DECEMBER 30, 2000    DECEMBER 29, 2001    DECEMBER 28, 2002
                       -----------------   -----------------    -----------------    -----------------
PBG*.................          75                 184                  221                  237
Bottling Group
  Index..............          70                  68                   69                   81
S&P 500 Index........         113                 103                   93                   72

---------------
* PBG's share price was $25.45 on December 27, 2002 (the last trading day before our fiscal year end).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     STOCK OWNERSHIP AND DIRECTOR RELATIONSHIPS WITH PEPSICO. PBG was initially incorporated in January 1999 as a wholly owned subsidiary of PepsiCo to effect the separation of most of PepsiCo's company-owned bottling businesses. PBG became a publicly traded company on March 31, 1999. As of February 21, 2003, PepsiCo's ownership represented 38.0% of the outstanding Common Stock and 100% of the outstanding Class B Common Stock together representing 43.1% of the voting power of all classes of PBG's voting stock. PepsiCo also owns approximately 6.8% of the equity of Bottling Group, LLC, PBG's principal operating subsidiary. In addition, Margaret D. Moore, one of our directors, is an executive officer of PepsiCo.

     AGREEMENTS AND TRANSACTIONS WITH PEPSICO AND AFFILIATES. PBG and PepsiCo (and certain of its affiliates) have entered into transactions and agreements with one another, incident to their respective businesses, and PBG and PepsiCo are expected to enter into material transactions and agreements from time to time in the future. As used in this section, "PBG" includes the Company and its subsidiaries.

     Material agreements and transactions between PBG and PepsiCo (and certain of its affiliates) during 2002 are described below.

     Beverage Agreements and Purchases of Concentrates and Finished
Products. PBG purchases concentrates from PepsiCo and manufactures, packages, distributes and sells carbonated and non-carbonated beverages under license agreements with PepsiCo. These agreements give PBG the right to manufacture, sell and distribute beverage products of PepsiCo in both bottles and cans and fountain syrup in specified territories. The agreements also provide PepsiCo with the ability to set prices of such concentrates, as well as the terms of payment and other terms and conditions under which PBG purchases such concentrates. In addition, PBG bottles water under the Aquafina trademark pursuant to an agreement with PepsiCo, which provides for the payment of a royalty fee to PepsiCo. In certain instances, PBG purchases finished beverage products from PepsiCo.

     During 2002, total payments by PBG to PepsiCo for concentrates, royalties and finished beverage products were approximately $1.9 billion.

     PBG Manufacturing Services. PBG provides manufacturing services to PepsiCo in connection with the production of certain finished beverage products. In 2002, amounts paid or payable by PepsiCo to PBG for these services were approximately $9.8 million.

     Purchase of Distribution Rights. During 2002, PBG paid PepsiCo approximately $10.3 million for distribution rights relating to the SoBe brand in certain PBG-owned territories in the United States and Canada.

     Transactions with Joint Ventures in which PepsiCo holds an equity interest. PBG purchases tea concentrate and finished beverage products from the Pepsi/Lipton Tea Partnership, a joint venture of Pepsi-Cola North America, a division of PepsiCo, and Lipton (the "Partnership"). During 2002, total amounts paid or payable to PepsiCo for the benefit of the Partnership were approximately $130.5 million. In addition, PBG provides certain manufacturing services in connection with the hot-filled tea products of the Partnership to PepsiCo for the benefit of the Partnership. In 2002, amounts paid or payable by PepsiCo to PBG for these services were approximately $0.3 million.

     PBG purchases finished beverage products from the North American Coffee Partnership, a joint venture of Pepsi-Cola North America and Starbucks. During 2002, amounts paid or payable to the North American Coffee Partnership by PBG were approximately $133.4 million.

     In addition to the amounts described above, PBG received approximately $2.9 million in 2002 from an international joint venture, in which PepsiCo holds an equity interest.

     Purchase of Snack Food Products from Frito-Lay, Inc. PBG purchases snack food products from Frito-Lay, Inc., a subsidiary of PepsiCo, for sale and distribution through all of Russia except for Moscow. In 2002, amounts paid or payable by PBG to Frito-Lay, Inc. were approximately $44 million.

     Shared Services. PepsiCo provides various services to PBG pursuant to a shared services agreement and other arrangements, including information technology maintenance and the procurement of raw materials. During 2002, amounts paid or payable to PepsiCo for these services totaled approximately $70.6 million.

     Pursuant to the shared services agreement and other arrangements, PBG provides various services to PepsiCo, including employee benefit, credit and collection, international tax and accounting services. During 2002, payments to PBG from PepsiCo for these services totaled approximately $6.4 million.

     Rental Payments. Amounts paid or payable by PepsiCo to PBG for rental of office space at certain PBG facilities were approximately $5.0 million in 2002.

     National Fountain Services. PBG provides certain manufacturing, delivery and equipment maintenance services to PepsiCo's national fountain customers. In 2002, net amounts paid or payable by PepsiCo to PBG for these services were approximately $199.9 million.

     Bottler Incentives. PepsiCo provides PBG with various forms of bottler incentives. The level of this support is negotiated annually and can be increased or decreased at the discretion of PepsiCo. These bottler incentives are intended to cover a variety of programs and initiatives, including direct marketplace support (including point-of-sale materials), capital equipment funding and advertising support. For 2002, total bottler incentives paid or payable to PBG or on behalf of PBG by PepsiCo approximated $560.1 million.

     Transactions with Bottlers in which PepsiCo holds an Equity Interest. PBG and PepsiAmericas, Inc., a bottler in which PepsiCo owns an equity interest, and PBG and Pepsi Bottling Ventures LLC, a bottler in which PepsiCo owns an equity interest, bought from and sold to each other finished beverage products. These transactions occurred in instances where the proximity of one party's production facilities to the other party's markets or lack of manufacturing capability, as well as other economic considerations, made it more efficient or desirable for one bottler to buy finished product from another. In 2002, PBG's sales to those bottlers totaled approximately $671,000 and purchases were approximately $127,000.

     PBG provides certain administrative support services to PepsiAmericas, Inc. and Pepsi Bottling Ventures LLC. In 2002, amounts paid or payable by PepsiAmericas, Inc. and Pepsi Bottling Ventures LLC to PBG for these services were approximately $1.6 million.

     On March 13, 2002, PBG acquired the operations and exclusive right to manufacture, sell and distribute Pepsi-Cola's international beverages in Turkey. As part of this acquisition, PBG paid PepsiCo approximately $7.8 million, subject to certain purchase price adjustments, for its equity interest in the acquired entity and received approximately $16.4 million from PepsiCo for the sale of the acquired entity's local brands to PepsiCo.

     In November 2002, PBG acquired all of the outstanding capital stock of Pepsi-Gemex S.A. de C.V. ("Pepsi-Gemex"). As part of this acquisition, PBG paid to PepsiCo approximately $297 million for its equity interest in the acquired entity. In addition, PepsiCo paid PBG approximately $17 million to facilitate the purchase and ensure the smooth ownership transition of Pepsi-Gemex to PBG.

     PepsiCo Guarantee. In connection with the issuance by Bottling Group, LLC of $1.0 billion aggregate principal amount of 4 5/8% senior notes in November 2002, PepsiCo will guarantee the notes in accordance with the terms set forth in the related indenture.

     Bottling Group, LLC Distribution. PepsiCo has approximately a 6.8% ownership interest in Bottling Group, LLC, our principal operating subsidiary. In accordance with the Bottling Group, LLC's Limited Liability Company Agreement, PepsiCo received a $11.0 million distribution from Bottling Group, LLC in 2002.

     Relationships and Transactions with Management and Others. Linda G. Alvarado, a member of PBG's Board of Directors, together with her husband and children, own and operate Taco Bell and Pizza Hut restaurant companies that purchase beverage products from PBG. In 2002, the total amount of these purchases was approximately $341,389.

                              APPROVAL OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors, upon recommendation of the Audit Committee, recommends that KPMG LLP continue as PBG's independent auditors for fiscal 2003. They have been PBG's independent auditors since 1999. Representatives of KPMG LLP will be available to answer questions at the Annual Meeting and are free to make statements during the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF KPMG LLP AS PBG'S INDEPENDENT AUDITORS FOR FISCAL 2003.

                                 OTHER MATTERS

     As of the mailing date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this Proxy Statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

     CONFIDENTIALITY. PBG's policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it. PBG retains an independent organization to tabulate shareholder votes and certify voting results.

                       YEAR 2004 SHAREHOLDERS' PROPOSALS

     PBG welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered at the 2004 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, PBG must receive the proposal in writing on or before December 12, 2003. Proposals should be sent to the Secretary of The Pepsi Bottling Group, Inc. at One Pepsi Way, Somers, New York, 10589. If a proposal is received by February 23, 2004, PBG may include it in the Proxy Statement and, if it does, may use its discretionary authority to vote on the proposal. For proposals that are not submitted by February 23, 2004, PBG may use its discretionary voting authority when the proposal is raised at the 2004 Annual Meeting, without inclusion of the proposal in its Proxy Statement.

                                    GENERAL

     PBG will pay the costs of preparing, assembling and mailing this Proxy Statement and the costs relating to the Annual Meeting.

     In addition to the solicitation of proxies by mail, PBG intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

     To be sure that we have the necessary quorum to hold the Annual Meeting, PBG has hired the firm of Morrow & Co., Inc. to help in soliciting proxies by mail, telephone and personal interview for fees estimated at approximately $8,500.

     Employees of PBG may also solicit proxies. They will not receive any additional compensation for such solicitation.

     The Annual Report to Shareholders for 2002, including our consolidated financial statements, was mailed with this Proxy Statement or was previously delivered to shareholders and is not part of the material for the solicitation of proxies. To reduce postage costs, we sent materials at bulk mail rates. If you have not received the Annual Report by the time you receive your Proxy Statement, please write or call PBG's Director of Investor Relations, at The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 or (914) 767-7216.

     Please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at anytime before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

                                          By Order of the Board of Directors,

                                          /s/ Pamela C. McGuire
                                          Pamela C. McGuire
                                          Secretary

                  DIRECTIONS TO THE PEPSI BOTTLING GROUP, INC.
                                SOMERS, NEW YORK
                             ----------------------

                                      MAPS
                             ----------------------

                               DIRECTIONS BY CAR

The Pepsi Bottling Group's Headquarters is located at the Intersection of Rt. 35 and Rt. 100 in Somers, New York. The headquarters has two entrances, one on Rt. 35 approximately 500 yards East of the intersection of Rt. 35 and Rt. 100 and the second on Rt. 100 approximately 100 yards North of the Intersection of Rt. 35 and Rt. 100.

                                   FROM I-684

If you are using I-684 (either North or South) take exit #6 (Katonah-Cross River, Rt. 35) Take Rt. 35 West for approximately two miles. Entrance is on Rt. 35 approximately 500 yards East of the intersection of Rt. 35 and Rt. 100.

                          FROM MANHATTAN -- WEST SIDE

West Side Highway/Henry Hudson Parkway to Saw Mill River Parkway. Saw Mill River Parkway merges with I-684 at exit #6. Take exit #6 and follow directions above.

                          FROM MANHATTAN -- EAST SIDE

FDR Drive to I-87 Major Deegan North to Saw Mill River Parkway and follow directions above.

                            FROM BRONX -- EAST SIDE

Hutchinson River Parkway North to I-684 (Brewster) North and follow directions above.

                        FROM BROOKLYN AND J.F.K. AIRPORT

Van Wyck Expressway (676) to the Bronx Whitestone Bridge to Hutchinson River Parkway North, Take I-684 (Brewster) North and follow directions above.

                             FROM LAGUARDIA AIRPORT

Grand Central Parkway East. Exit Whitestone Expressway. Cross the Whitestone Bridge North to Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

                          FROM LONG ISLAND AND QUEENS

Long Island Expressway or the Grand Central Parkway to the Cross Island Parkway. Cross Island Parkway West to the Throgs Neck Bridge. Cross the Bridge North and travel North on New England Thruway (Route 95) to Cross Westchester (I-287) to (I-684) North and follow directions above.

                  FROM WEST OF HUDSON RIVER-TAPPAN ZEE BRIDGE

Cross Tappan Zee Bridge South. Follow Cross Westchester (I-287) to I-684 (Brewster) North and follow directions above.

                        FROM CONNECTICUT-MERRITT PARKWAY

Take the Merritt Parkway South, which becomes the Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

                              NEW ENGLAND THRUWAY

Follow the New England Thruway to Exit for Cross Westchester Expressway Westbound to Exit 9 North, Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

                           FROM CONNECTICUT -- RT. 35

Heading West on Rt. 35 from the Connecticut/New York line (Ridgefield, CT.), proceed on Rt. 35 past the intersection of I-684 and follow directions above.

                         THE PEPSI BOTTLING GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 28, 2003

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE PEPSI BOTTLING GROUP, INC.'S BOARD OF DIRECTORS

      The undersigned hereby appoints John T. Cahill, Pamela C. McGuire, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of The Pepsi Bottling Group, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of The Pepsi Bottling Group, Inc., in Somers, New York, on Wednesday, May 28, 2003 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on other side)

                                         THE PEPSI BOTTLING GROUP, INC.
                                         P.O. BOX 11425
                                         NEW YORK, N.Y. 10203-0425

                                   [PBG LOGO]

                         The Pepsi Bottling Group, Inc.

                                 March 31, 2003

                       Your proxy card is attached below.

         Please read the enclosed Proxy Statement, then vote and return the card at your earliest convenience.

                            * FOLD AND DETACH HERE *

-------------------------------------------------------------------------------


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1 and 2.
Vote on Directors

1.   Election of Directors: Nominees Linda G. Alvarado, Barry H. Beracha, John
     T. Cahill, Ira D. Hall, Thomas H. Kean, Susan D. Kronick, Blythe J. McGarvie, Margaret D. Moore, Clay G. Small and Craig E. Weatherup

     FOR all nominees [ ]    WITHHOLD AUTHORITY [ ]     EXCEPTIONS [ ]
                             to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________

Vote on Proposal

2.   Approval of Auditors

                 FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

IF OTHER MATTERS ARE PROPERLY PRESENTED, THE PERSONS NAMED AS PROXIES WILL VOTE IN ACCORDANCE WITH THEIR JUDGMENT WITH RESPECT TO THOSE MATTERS.

     Change of Address and/         I PLAN TO ATTEND ANNUAL MEETING. If you
     or Comments Mark Here  [ ]     check this box to the right an admission
                                    card will be sent to you.  [ ]

Receipt is hereby acknowledged of The Pepsi Bottling Group, Inc. Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

                       Dated: ___________________________________________, 2003

                       _________________________________________________________
                                             Signature

                       _________________________________________________________
                                             Signature

   (Please sign, date and return this             Votes MUST be indicated
   proxy card in the enclosed envelope.)          in black or blue ink.   [x]

________________________________________________________________________________

                               Please Detach Here
               * You Must Detach This Portion of the Proxy Card *
                  Before Returning it in the Enclosed Envelope